                                                                   EXHIBIT 10.22


                             FIRST AMENDMENT TO THE
                          1997 EQUITY PARTICIPATION PLAN
                        OF THE SPECTRANECTICS CORPORATION

         This First Amendment to the 1997 Equity Participation Plan of The Spectranetics Corporation (the "Amendment") is adopted by the Board of Directors of The Spectranetics Corporation, a Delaware corporation (the "Company"), effective as of August 5th, 1997.

                                    RECITALS

         I. The Company's 1997 Equity Participation Plan (the "Plan") was adopted by the Board of Directors (the "Board") on April 14, 1997, and approved by the stockholders of the Company by written consent on June 9, 1997, and became effective as of June 9, 1997.

         II. The Board of Directors of the Company desires to amend the Plan to allow the Compensation Committee of the Board of Directors to delegate certain powers relating to the granting of Options (as defined in the Plan) to the President of the Company, or such other executive officer(s) as the Board of Directors may from time to time designate.

         III. Subsection (a) of Section 3.4 of the Plan sets forth the provisions relating to the granting of Options.

         IV. Effective as of August 5th, 1997, the Board of Directors unanimously adopted the Amendment in the form given below.

                                    AMENDMENT

         A. Subsection (a) of Section 3.4 is hereby amended in its entirety to read as follows:

                  "3.4 Granting of Options

                  (a) The Committee shall from time to time, in its absolute discretion, and subject to the applicable limitations of this Plan:

                      (1) Determine which Employees or consultants (including Employees or consultants who have previously received Options or other awards under this Plan) in its opinion should be granted Options;

                      (2) Determine the number of shares to be subject to such Options granted to the selected Employees or consultants;

                      (3) Subject to Section 3.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code; and

                      (4) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

                Notwithstanding the above, the Committee may delegate certain powers relating to the granting of Options as it deems appropriate to the President of the Company, or such other executive officer(s) of the Company as the Board of Directors may designate from time to time."


         The undersigned, James P. McCluskey, Secretary of the Company, hereby certifies that the Board of Directors of the Company adopted the foregoing Amendment as stated in Recital IV above.

         Executed at Colorado Springs, Colorado this 5th day of August, 1997.



                                      /s/ James P. McCluskey
                                      ------------------------------------------
                                      James P. McCluskey, Secretary